Exhibit 99.1

Teradyne Reports 22 Percent Sequential Increase in First Quarter Sales; Orders Grow 30 Percent

•	Q1’11 revenue of $377 million, up 22% from Q4’10 and up 18% from Q1’10

•

Q1’11 diluted non-GAAP income from continuing operations of $0.39 per share, up from $0.35 per share in Q4’10 and up from $0.33 per share in Q1’10; Q1’11 diluted GAAP income from continuing operations of $0.29 per share

•

Q2’11 guidance: Revenue of $375 million to $400 million; Diluted non-GAAP income from continuing operations of $0.38 to $0.44 per share; Diluted GAAP income from continuing operations of $0.28 to $0.34 per share

NORTH READING, Mass. – April 27, 2011 – Teradyne, Inc. (NYSE: TER) reported revenue of $377 million for the first quarter of 2011 of which $319 million was in Semiconductor Test and $58 million in Systems Test Group. On a non-GAAP basis, Teradyne’s income from continuing operations in the first quarter was $78.7 million, or $0.39 per diluted share, which excluded acquired intangible asset amortization, non-cash convertible debt interest and restructuring and other charges. GAAP income from continuing operations for the first quarter was $68.1 million, or $0.29 per diluted share.

Bookings in the first quarter of 2011 were $435 million of which $360 million were in Semiconductor Test and $75 million in the Systems Test Group.

Guidance for the second quarter of 2011 is for revenue of $375 million to $400 million, with non-GAAP income from continuing operations per diluted share of $0.38 to $0.44 and GAAP income from continuing operations per diluted share of $0.28 to $0.34. Non-GAAP guidance excludes acquired intangible asset amortization, non-cash convertible debt interest and restructuring and other charges.

“2011 is off to a strong start as we delivered our fifth quarter of above model performance driven by solid sales growth in our semiconductor and systems test groups,” said Mike Bradley, Teradyne President and CEO. “Total orders were up 30% as our customers expand their test capacity to meet growing end market demand for a broad range of products including smart phones, tablets, automobiles and data storage.”

Webcast

A conference call to discuss the first quarter 2011 results, along with management’s business outlook is scheduled at 10 a.m. EDT, Thursday, April 28. The call will be broadcast simultaneously over the Internet. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins.

A replay will be available approximately two hours after the completion of the call. The replay number in the U.S. & Canada is 800-642-1687. The replay number outside the U.S. & Canada is 706-645-9291. The pass code for both numbers is 60384737. A replay will also be available on the Teradyne website www.teradyne.com. Click on “Investors” for a link to the replay. The replay will be available via phone and website through May 14, 2011.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP income from continuing operations exclude acquired intangible asset amortization, non- cash convertible debt interest, and restructuring and other, net. GAAP requires that these items be included in determining income from operations and income from continuing operations. Non-GAAP income from operations, non-GAAP income from continuing operations, non-GAAP income from operations and non-GAAP income from continuing operations as a percentage of revenue, and non-GAAP income from continuing operations per share are non-GAAP measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NYSE:TER) is the leading supplier of Automatic Test Equipment used to test complex electronics used in the consumer electronics, automotive, computing, telecommunications, and aerospace and defense industries. Teradyne had 2010 sales of $1.6 billion and employs about 2,900 people worldwide. For more information, visit www.teradyne.com. Teradyne(R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding future business prospects, Teradyne’s results of operations and market conditions. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance. You can identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that management’s estimates of Teradyne’s future results or other forward looking statements will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand; increased competition in certain markets resulting from the announced merger of Advantest and Verigy; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR FIRST FISCAL QUARTER OF 2011

CONDENSED CONSOLIDATED OPERATING STATEMENTS

    (In thousands, except per share amounts)

	Quarter Ended
	April 3, 2011	December 31, 2010	April 4, 2010
Net Revenues	$377,161	$310,162	$319,338
Cost of Revenues (1)	184,752	146,773	149,461

Gross Profit	192,409	163,389	169,877

Operating Expenses:
Engineering and Development	47,977	46,691	47,937
Selling and Administrative	58,229	53,843	54,686
Acquired Intangible Asset Amortization	7,291	7,291	7,356
Restructuring and Other, net (2)	413	(114)	904

Operating Expenses	113,910	107,711	110,883

Income from Operations	78,499	55,678	58,994

Interest & Other (3)	(4,889)	(4,884)	(5,065)

Income from Continuing Operations Before Income Taxes	73,610	50,794	53,929
Income Tax Provision (Benefit)	5,486	(6,405)	4,830

Income from Continuing Operations	68,124	57,199	49,099

Income from Discontinued Operations Before Income Taxes (4)	1,278	3,080	1,001
Income Tax (Benefit) Provision	(267)	138	—

Income from Discontinued Operations	1,545	2,942	1,001

Gain on Disposal of Discontinued Operations (net of income tax provision of $4,578)	25,203	—	—

Net Income	$94,872	$60,141	$50,100

Income per Common Share from Continuing Operations:
Basic	$0.37	$0.31	$0.28

Diluted	$0.29	$0.26	$0.24

Net Income per Common Share:
Basic	$0.51	$0.33	$0.28

Diluted	$0.41	$0.27	$0.24

Weighted Average Common Shares - Basic	184,720	181,600	176,867

Weighted Average Common Shares - Diluted (5)	232,080	220,023	226,277

Net Orders	$435,077	$334,129	$522,812

(1) Cost of Revenues includes:	Quarter Ended
	April 3, 2011	December 31, 2010	April 4, 2010
Sale of Previously Written Down Inventory	$(3,022)	$(1,421)	$—
Provision for Excess and Obsolete Inventory	4,627	790	1,177

	$1,605	$(631)	$1,177

(2) Restructuring and Other, net consists of:	Quarter Ended
	April 3, 2011	December 31, 2010	April 4, 2010
Employee Severance	$844	$191	$904
Facility Related	(431)	(305)	—

	$413	$(114)	$904

(3) Interest & Other includes:	Quarter Ended
	April 3, 2011	December 31, 2010	April 4, 2010
Non-Cash Convertible Debt Interest	$2,858	$2,762	$2,494

(4)	On March 21, 2011, Teradyne completed the sale of its Diagnostic Solutions business unit to SPX Corporation for a gain of $25.2 million. The results for the discontinued business unit have been included within discontinued operations for all periods presented.

(5)	Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended April 3, 2011, December 31, 2010 and April 4, 2010, 23.4 million, 19.3 million and 34.7 million shares, respectively, have been included in diluted shares and net interest expense of $0, $0 and $4.4 million, respectively, has been added back to income from continuing operations and net income for the diluted earnings per share calculations.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	April 3, 2011	December 31, 2010
Assets
Cash and Cash Equivalents	$420,267	$397,737
Marketable Securities	435,575	409,061
Accounts Receivable	186,254	168,756
Inventories	129,692	116,841
Deferred Tax Assets	22,634	22,730
Prepayments and Other Current Assets	56,375	52,780
Current Assets from Discontinued Operations (1)	—	8,713

Total Current Assets	1,250,797	1,176,618

Net Property, Plant and Equipment	232,969	231,108
Long-Term Marketable Securities	244,466	248,696
Retirement Plan Assets	14,345	13,981
Intangible Assets	115,649	122,941
Other Assets	16,472	16,542
Long-Term Assets from Discontinued Operations (1)	—	469

Total Assets	$1,874,698	$1,810,355

Liabilities
Accounts Payable	$109,988	$81,142
Accrued Employees’ Compensation and Withholdings	62,036	105,374
Deferred Revenue and Customer Advances	94,216	105,568
Other Accrued Liabilities	56,613	57,145
Accrued Income Taxes	8,199	8,465
Current Debt	2,417	2,450
Current Liabilities from Discontinued Operations (1)	—	3,560

Total Current Liabilities	333,469	363,704

Long-Term Deferred Revenue and Customer Advances	58,357	71,558
Retirement Plan Liabilities	74,435	72,071
Deferred Tax Liabilities	9,756	9,849
Other Long-Term Liabilities	19,501	19,448
Long-Term Debt	151,748	150,182
Long-Term Liabilities from Discontinued Operations (1)	—	1,355

Total Liabilities	647,266	688,167

Shareholders’ Equity	1,227,432	1,122,188

Total Liabilities and Shareholders’ Equity	$1,874,698	$1,810,355

(1)

On March 21, 2011, Teradyne completed the sale of its Diagnostic Solutions business unit to SPX Corporation. The assets and liabilities of the discontinued business unit have been included within discontinued operations at December 31, 2010.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended
	April 3, 2011	April 4, 2010
Cash flows from operating activities:
Net income	$94,872	$50,100
Less: Income from discontinued operations	1,545	1,001
Less: Gain on disposal of discontinued operations	25,203	—

Income from continuing operations	68,124	49,099
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation	13,057	13,195
Amortization	12,442	11,935
Stock-based compensation	7,464	7,973
Provision for excess and obsolete inventory	4,627	1,177
Other	618	709
Changes in operating assets and liabilities, net of businesses sold:
Accounts receivable	(17,498)	(53,865)
Inventories	(10,709)	16,384
Other assets	(2,540)	20,066
Deferred revenue and customer advances	(24,553)	(35,414)
Accounts payable and accrued expenses	(26,014)	243
Retirement plan contributions	(1,176)	(6,659)
Accrued income taxes	(4,577)	—

Net cash provided by continuing operations	19,265	24,843
Net cash provided by discontinued operations	353	1,243

Net cash provided by operating activities	19,618	26,086

Cash flows from investing activities:

Purchases of property, plant and equipment	(22,131)	(17,587)
Purchases of available-for-sale marketable securities	(211,289)	(95,399)
Proceeds from sales of available-for-sale marketable securities	188,448	7,069
Proceeds from sales of trading marketable securities	—	150

Net cash used for continuing operations	(44,972)	(105,767)
Net cash provided by discontinued operations	39,030	—

Net cash used by investing activities	(5,942)	(105,767)

Cash flows from financing activities:
Issuance of common stock	10,076	6,079
Payments of long-term debt	(1,222)	(1,123)

Net cash provided by continuing operations	8,854	4,956
Net cash provided by discontinued operations	—	—

Net cash provided by financing activities	8,854	4,956

Increase (decrease) in cash and cash equivalents	22,530	(74,725)
Cash and cash equivalents at beginning of period	397,737	416,737

Cash and cash equivalents at end of period	$420,267	$342,012

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	April 3, 2011	% of Net Revenues			December 31, 2010	% of Net Revenues			April 4, 2010	% of Net Revenues
Net Revenues	$377.2				$310.2				$319.3

Income from Operations - GAAP	$78.5	20.8%			$55.7	18.0%			$59.0	18.5%
Acquired intangible asset amortization	7.3	1.9%			7.3	2.4%			7.4	2.3%
Restructuring and other, net (1)	0.4	0.1%			(0.1)	0.0%			0.9	0.3%

Income from Operations - non-GAAP	$86.2	22.9%			$62.9	20.3%			$67.3	21.1%

			Income per Common Share from Continuing Operations				Income per Common Share from Continuing Operations				Income per Common Share from Continuing Operations
	April 3, 2011	% of Net Revenues	Basic	Diluted	December 31, 2010	% of Net Revenues	Basic	Diluted	April 4, 2010	% of Net Revenues	Basic	Diluted
Income from Continuing Operations - GAAP	$68.1	18.1%	$0.37	$0.29	$57.2	18.4%	$0.31	$0.26	$49.1	15.4%	$0.28	$0.24
Acquired intangible asset amortization	7.3	1.9%	0.04	0.03	7.3	2.4%	0.04	0.04	7.4	2.3%	0.04	0.04
Restructuring and other, net (1)	0.4	0.1%	—	—	(0.1)	0.0%	—	—	0.9	0.3%	0.01	—

Convertible share adjustment (2)	—	—	—	0.05	—	—	—	0.04	—	—	—	0.03
Interest and other (3)	2.9	0.8%	0.02	0.01	2.8	0.9%	0.02	0.01	2.5	0.8%	0.01	0.01

Income from Continuing Operations - non-GAAP	$78.7	20.9%	$0.43	$0.39	$67.2	21.7%	$0.37	$0.35	$59.9	18.8%	$0.34	$0.33

GAAP and Non-GAAP Weighted Average Common Shares - Basic	184.7				181.6				176.9

GAAP Weighted Average Common Shares - Diluted	232.1				220.0				226.3
Exclude dilutive shares from convertible note	(23.4)				(19.3)				(34.7)

Non-GAAP Weighted Average Common Shares - Diluted (2)	208.7				200.7				191.6

(1) Restructuring and other, net consists of (in millions):

	Quarter Ended
	April 3, 2011				December 31, 2010				April 4, 2010
Employee Severance	$0.8				$0.2				$0.9
Facility Related	(0.4)				(0.3)				—

	$0.4				$(0.1)				$0.9

(2)	For the quarters ended April 3, 2011, December 31, 2010 and April 4, 2010, the calculation of non-GAAP diluted earnings per share gives benefit to the Company’s call option on its stock for 34.7 million shares at $5.48. As a result, 18.8 million, 13.1 million and 9.1 million shares, respectively, have been included in non-GAAP diluted shares and net interest expense of $2.4 million has been added back to non-GAAP income from continuing operations for the non-GAAP diluted earnings per share calculation.

(3)	For the quarters ended April 3, 2011, December 31, 2010 and April 4, 2010, Interest and Other included non-cash convertible debt interest.

GAAP to Non-GAAP Reconciliation of Second Quarter 2011 guidance:

GAAP and Non-GAAP second quarter revenue guidance:	$375 million	to $	400 million
GAAP income from continuing operations per diluted share	$0.28		$0.34
Exclude acquired intangible asset amortization	$0.03		$0.03
Exclude non-cash convertible debt interest	$0.01		$0.01
Exclude dilutive shares from convertible note	$0.06		$0.06

Non-GAAP income from continuing operations per diluted share	$0.38		$0.44

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact:	Teradyne, Inc.
Andy Blanchard 978-370-2425
Vice President of Corporate Relations